Exhibit (g)(iii)

SCHEDULE OF SERIES PORTFOLIOS OF SPDR® SERIES TRUST

Dated: October 22, 2018

Fund Name

SPDR Portfolio Total Stock Market ETF
SPDR Portfolio Large Cap ETF
SPDR Portfolio S&P 500 Growth ETF
SPDR Portfolio S&P 500 Value ETF
SPDR Portfolio Mid Cap ETF
SPDR S&P 400 Mid Cap Growth ETF
SPDR S&P 400 Mid Cap Value ETF
SPDR S&P 600 Small Cap ETF
SPDR S&P 600 Small Cap Growth ETF
SPDR S&P 600 Small Cap Value ETF
SPDR Global Dow ETF
SPDR Dow Jones REIT ETF
SPDR S&P Bank ETF
SPDR S&P Capital Markets ETF
SPDR S&P Insurance ETF
SPDR NYSE Technology ETF
SPDR S&P Dividend ETF
SPDR S&P Aerospace & Defense ETF
SPDR S&P Biotech ETF
SPDR S&P Health Care Equipment ETF
SPDR S&P Health Care Services ETF
SPDR S&P Homebuilders ETF
SPDR S&P Metals & Mining ETF
SPDR S&P Oil & Gas Equipment & Services ETF
SPDR S&P Oil & Gas Exploration & Production ETF
SPDR S&P Pharmaceuticals ETF
SPDR S&P Retail ETF
SPDR S&P Semiconductor ETF
SPDR S&P Software & Services ETF
SPDR S&P Telecom ETF
SPDR S&P Transportation ETF
SPDR S&P Regional Banking ETF
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF
SPDR Bloomberg Barclays Intermediate Term Treasury ETF
SPDR Portfolio Long Term Treasury ETF
SPDR Bloomberg Barclays TIPS ETF
SPDR Portfolio Aggregate Bond ETF
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF
SPDR Bloomberg Barclays International Treasury Bond ETF
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF

SPDR Bloomberg Barclays High Yield Bond ETF
SPDR FTSE International Government Inflation-Protected Bond ETF
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF
SPDR Portfolio Intermediate Term Corporate Bond ETF
SPDR Portfolio Long Term Corporate Bond ETF
SPDR Bloomberg Barclays Convertible Securities ETF
SPDR Bloomberg Barclays Mortgage Backed Bond ETF
SPDR Wells Fargo Preferred Stock ETF
SPDR Portfolio Short Term Corporate Bond ETF
SPDR Bloomberg Barclays International Corporate Bond ETF
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF
SPDR Bloomberg Barclays Corporate Bond ETF
SPDR Nuveen S&P High Yield Municipal Bond ETF
SPDR Portfolio Short Term Treasury ETF
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF
SPDR Bloomberg Barclays Short Term High Yield Bond ETF
SPDR ICE BofAML Crossover Corporate Bond ETF
SPDR S&P 1500 Value Tilt ETF
SPDR S&P 1500 Momentum Tilt ETF
SPDR SSGA US Large Cap Low Volatility Index ETF
SPDR SSGA US Small Cap Low Volatility Index ETF
SPDR Bloomberg Barclays 1-10 Year TIPS ETF
SPDR Portfolio Small Cap ETF
SPDR S&P 500 Buyback ETF
SPDR MSCI USA StrategicFactors ETF
SPDR Portfolio S&P 500 High Dividend ETF
SPDR S&P 500 Fossil Fuel Reserves Free ETF
SPDR Russell 1000 Yield Focus ETF
SPDR Russell 1000 Momentum Focus ETF
SPDR Russell 1000 Low Volatility Focus ETF
SPDR FactSet Innovative Technology ETF
SPDR SSGA Gender Diversity Index ETF
SPDR Dorsey Wright Fixed Income Allocation ETF
SPDR S&P Technology Hardware ETF
SPDR S&P Internet ETF
SPDR Kensho Intelligent Structures ETF
SPDR Kensho Smart Mobility ETF
SPDR Kensho Future Security ETF
SPDR Kensho Clean Power ETF
SPDR Kensho Final Frontiers ETF
SPDR Kensho New Economies Composite ETF